                                                                     EXHIBIT 1.1

                           BRADLEY REAL ESTATE, INC.
                     BRADLEY OPERATING LIMITED PARTNERSHIP

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                             DISTRIBUTION AGREEMENT
                             ----------------------


                                                              September 28, 1998

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

BT Alex. Brown Incorporated
130 Liberty Street, 37th Floor
New York, NY  10006

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, IL  60670

NationsBanc Montgomery Securities LLC
100 N. Tryon Street, 7th Floor
Charlotte, NC  28255

Salomon Smith Barney Inc.
7 World Trade Center, 42nd Floor
New York, NY  10048


Dear Ladies and Gentlemen:

          Bradley Real Estate, Inc., a Maryland corporation (the "Company"), and Bradley Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership" and together with the Company, the "Transaction Entities"), confirm their agreement with PaineWebber Incorporated, BT Alex. Brown Incorporated, First Chicago Capital Markets, Inc., NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. (each, an "Agent" and collectively, the "Agents"), with respect to the issue and sale from time to time by the Operating Partnership of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes").

          Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined).
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          1.   DESCRIPTION OF NOTES.  The Operating Partnership proposes to issue the Notes under an Indenture, dated September 28, 1998 (the "Senior Indenture"), as supplemented by Supplemental Indenture No. 1 thereto to be dated September 28, 1998 (the "Supplemental Indenture" and together with the Senior Indenture, the "Indenture") between the Operating Partnership and U.S. Bank Trust National Association, as trustee (the "Trustee"). As of the date hereof, the Operating Partnership has authorized the issuance and sale of up to U.S. $150,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Operating Partnership shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Distribution Agreement, as such amount may be reduced by the aggregate initial offering price of any other debt securities issued by the Operating Partnership, whether within or without the United States, pursuant to the registration statement referred to below. It is understood, however, that the Operating Partnership may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents or through or to other agents pursuant to the terms of this Distribution Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

          This Distribution Agreement provides both for the sale of Notes by the Operating Partnership to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Operating Partnership directly to investors (as may from time to time be agreed to by the Operating Partnership and the applicable Agent), in which case the applicable Agent will act as an agent of the Operating Partnership in soliciting offers for the purchase of Notes.

          The Operating Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-51675) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission thereunder (the "Securities Act Rules and Regulations"). Such registration statement has been declared effective by the Commission. Such registration statement (and any further registration statements which may be filed by the Operating Partnership for the purpose of registering additional Notes and in connection with which this Distribution Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Securities Act Rules and Regulations), and any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents

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pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), or the Securities Act or otherwise, is referred to herein as the "Registration Statement." A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offer of the Notes contemplated by this Distribution Agreement, and additional information concerning the Transaction Entities has been or will be prepared and will be filed by the Operating Partnership pursuant to Rule 424(b) of the Securities Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Notes under this Distribution Agreement (or such earlier time as may be required by the Securities Act Rules and Regulations). The final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement (including any supplement to the Prospectus that sets forth the purchase price, interest rate or formula, maturity date and other terms of a particular issue of Notes and all documents incorporated therein by reference (each, a "Pricing Supplement")), is referred to herein as the "Prospectus," except that if any revised prospectus, whether or not such revised prospectus is required to be filed by the Operating Partnership pursuant to Rule 424(b) of the Securities Act Rules and Regulations, shall be provided to the Agents by the Operating Partnership for use in connection with the offer and sale of any of the Notes under this Distribution Agreement, the term "Prospectus" shall refer to such revised prospectus from and after the time such documents are first provided to the Agents for such use. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Operating Partnership under Rule 462(b) of the Securities Act Rules and Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement shall be deemed to be part of the Prospectus.

          2.   APPOINTMENT AS AGENT.

               (a) Appointment.  Subject to the terms and conditions stated
                   ------------
     herein and subject to the reservation by the Operating Partnership of the right to solicit, sell or accept offers for Notes directly on its own behalf, the Operating Partnership hereby agrees that Notes will be sold exclusively to or through the Agents except as otherwise described below. The Operating Partnership may accept offers to purchase Notes through an agent other than an Agent (and, in connection therewith, may respond to inquiries and requests for information from any such agents), provided that
                                                                   --------
     (i) the Operating Partnership shall not have solicited such offers, (ii) the Operating Partnership and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially

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

     the same as the terms and conditions that would apply to such purchases under this Distribution Agreement if such agent were an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Distribution Agreement) and (iii) the Operating Partnership shall provide the Agents with a copy of such agreement promptly following the execution thereof.

               (b) Sale of Notes.  The Operating Partnership shall not sell or
                   --------------
     approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Operating Partnership from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

               (c) Purchases as Principal.  The Agents shall not have any
                   -----------------------
     obligation to purchase Notes from the Operating Partnership as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent or Agents as principal shall be made in accordance with Section 4(a) hereof.

               (d) Solicitations as Agent.  If agreed upon by an Agent and the
                   -----------------------
     Operating Partnership, such Agent, acting solely as agent for the Operating Partnership and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Operating Partnership, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Operating Partnership shall have the right to withdraw, cancel or modify any offer hereunder without notice and the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part and any such rejection shall not be deemed a breach of its agreements contained herein. Such Agent shall make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Operating Partnership. Such Agent shall not have any liability to the Operating Partnership in the event that any such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the

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     Operating Partnership shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Operating Partnership and (ii) notwithstanding such default, pay to such Agent any commission to which it would otherwise be entitled.

               (e) Reliance.  The Operating Partnership and the Agents agree
                   ---------
     that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Operating Partnership contained herein and on the terms and conditions and in the manner provided herein.

          3. REPRESENTATIONS AND WARRANTIES OF THE TRANSACTION ENTITIES. Each of the Transaction Entities jointly and severally represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented as follows:

               (a) The Operating Partnership has filed with the Commission a registration statement on Form S-3 (File No. 333-51675) for the registration of debt securities, including the Notes, under the Securities Act, and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the Securities Act Rules and Regulations. Such registration statement has been declared effective by the Commission. The Prospectus Supplement setting forth the terms of the offer of the Notes contemplated by this Distribution Agreement, and additional information concerning the Transaction Entities has been or will be prepared and will be filed by the Operating Partnership pursuant to Rule 424(b) of the Securities Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Notes under this Distribution Agreement (or such earlier time as may be required by the Securities Act Rules and Regulations).

               (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, on the date of filing thereof with the Commission and as of the date hereof, conformed or will conform in all material respects with the requirements of the Securities Act and the Securities Act

     Rules and Regulations; the Indenture, on the date of filing thereof with the Commission and as of the date hereof conformed or will conform in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "TIA"); each part of the Registration Statement, when such part became or becomes effective did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and as of the date hereof did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the TIA and (ii) statements in, or omissions from, any such document in reliance upon, and in conformity with, information concerning the Agents that was furnished to the Transaction Entities by the Agents specifically for use in the preparation thereof.

               (c) To the best of the Transaction Entities' knowledge, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent public accountants as required by the Securities Act and the Securities Act Rules and Regulations.

               (d) The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"), as applicable.

               (e) The financial statements of the Operating Partnership set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Operating Partnership as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied through the periods involved (except as otherwise stated therein). The summary financial, pro forma financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth in the Registration Statement or the Prospectus under the Securities Act or the Securities Act Rules and Regulations.

               (f) The only subsidiaries (as defined in the Securities Act Rules and Regulations) of the Transaction Entities are the subsidiaries listed on
     Schedule II hereto (the "Subsidiaries").  Each of the Transaction Entities
     -----------
     and each of their Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation or general or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Transaction Entities and each of its Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Transaction Entities taken as a whole; and, other than the Subsidiaries, the Transaction Entities own no material amounts of stock or beneficial interest in any corporation, partnership, joint venture or other business entity and do not own 10% or more of the outstanding voting stock of any entity separately taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code").

               (g) All of the partnership interests of the Operating Partnership have been duly and validly authorized and issued and are fully paid and approximately 94% of such partnership interests are owned of record and beneficially by the Company free and clear of all perfected liens, charges and encumbrances.

               (h) The Notes are as of the date hereof duly authorized by the Transaction Entities for issuance and sale pursuant to this Distribution Agreement and the Indenture; and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), against payment of the consideration therefor, will be valid and legally binding obligations of the Operating Partnership entitled to the benefit of the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (together, the "Enforceability Limitations") and the execution, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, bylaws or partnership agreement, as the case may be, of either of the Transaction Entities or any of their Subsidiaries or any material contract, lease or other instrument to which the Transaction Entities or any of their Subsidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree, except for such breaches or defaults which individually or in the aggregate do not involve a material risk to the business, properties, financial position or results of operations of the Transaction Entities taken as a whole; the Indenture has been duly qualified under the TIA and prior to the issuance of the Notes will be duly authorized, executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to the Enforceability Limitations; the Notes and the Indenture will conform in all material respects to the statements relating thereto contained in the Prospectus; and the Notes are, in all material respects, in the form contemplated by the Indenture. Upon payment of the purchase price and delivery of the Notes in accordance with this Distribution Agreement, each of the purchasers thereof will receive good, valid and marketable title to such Notes, free and clear of all liens, charges and encumbrances.

               (i) At the time of each Settlement Date, the Notes will be rated at least Baa3 by Moody's Investors Service, Inc. ("Moody's") and at least BBB- by Standard & Poor's Ratings Service ("S&P" and, together with Moody's, the "Rating Agencies"), or such other rating as to which the Operating Partnership shall have most recently notified the Agents pursuant to Section 5(b)(iv) hereof.

               (j) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Transaction Entities have not incurred any

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     liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Transaction Entities on a consolidated basis, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Transaction Entities, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Transaction Entities on a consolidated basis.

               (k) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Transaction Entities, threatened any action, suit or proceeding to which any of the Transaction Entities is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Transaction Entities, or might materially and adversely affect the properties or assets thereof.

               (l) There are no contracts or documents of the Transaction Entities that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Securities Act or the Exchange Act or by the Securities Act Rules and Regulations or the Exchange Act Rules and Regulations that have not been so filed.

               (m) This Distribution Agreement has been duly executed, delivered and will be performed by each of the Transaction Entities, and the Indenture has been duly authorized, executed, delivered and performed by the Operating Partnership. The execution of this Distribution Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which either of the Transaction Entities is a party or by which it is bound or to which any of the property of either of the Transaction Entities is subject, the charter, or bylaws or partnership agreement, as the case may be, of either of the Transaction Entities, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Distribution Agreement and the Indenture in connection with the issuance or sale of the Notes by the Operating Partnership, except such as may be required under the

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

     Securities Act, the TIA or state securities laws; and the Operating Partnership has full power and authority to authorize, issue and sell the Notes as contemplated by this Distribution Agreement and the Indenture, free of any preemptive or similar rights.

               (n) The Transaction Entities have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses; the Transaction Entities are not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which either of the Transaction Entities is a party or by which either of the Transaction Entities or any of their properties are bound, the violation of which would individually or in the aggregate have a material adverse effect on the Transaction Entities, and no other party under any such agreement or instrument to which either of the Transaction Entities is a party, to the knowledge of the Transaction Entities, is in default in any material respect thereunder; and neither of the Transaction Entities is in violation of their organizational documents.

               (o) Except as described in the Prospectus, and except for defects or exceptions that are not material in relation to the business of the Transaction Entities, their Subsidiaries and Related Entities (as defined below), taken as a whole: (i) the Transaction Entities and each of their Subsidiaries and any partnership or joint venture in which such party is a participant (a "Related Entity") have good and marketable title to all of the Properties (as defined in the Prospectus), subject to the exceptions noted in the general warranty deeds issued in connection with the transfer of each property to the Operating Partnership; (ii) the Operating Partnership, its Subsidiaries and Related Entities have valid, subsisting and enforceable (subject to the Enforceability Limitations) leases for the properties described in the Prospectus as leased by them; (iii) no tenant under any of the leases pursuant to which the Operating Partnership, its Subsidiaries and Related Entities lease their Properties has an option or right of first refusal to purchase the premises demised under such lease;
     (iv) to the knowledge of the Transaction Entities, the use and occupancy of each of the Properties of the Operating Partnership, its Subsidiaries and Related Entities complies in all material respects with all applicable codes and zoning laws and regulations; (v) the Operating Partnership, its Subsidiaries and Related Entities have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the Properties of the

     Operating Partnership, its Subsidiaries or Related Entities; and (vi) the Operating Partnership, its Subsidiaries and Related Entities have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements on, construction on, or access to any of the Properties of the Operating Partnership, its Subsidiaries or Related Entities.

               (p) Title insurance in favor of the mortgagee, the Transaction Entities, their Subsidiaries and Related Entities is maintained with respect to each of the Properties owned by the Transaction Entities, their Subsidiaries and Related Entities, as shown in the Prospectus, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Transaction Entities, their Subsidiaries or Related Entities of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities, their Subsidiaries and Related Entities taken as a whole.

               (q) The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, nor do the Operating Partnership or its Subsidiaries hold a participating interest therein.

               (r) Except as set forth in the Prospectus, none of the Transaction Entities has any knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Properties, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such Properties as a result of any construction on or operation and use of such Properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities taken as whole. In connection with the construction on or operation and use of the Properties owned by the Transaction Entities, each of the Transaction Entities represents that, as of the date of this Distribution Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities taken as a whole.

               (s) Property and casualty insurance in favor of each of the Transaction Entities and each of their Subsidiaries is maintained with respect to each of the properties owned by each of them in an amount and on such items as is reasonable and customary for businesses of this type.

               (t) Each Transaction Entity has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all material assessments received by it to the extent that such taxes have become due, other than taxes and assessments which are being contested in good faith or for which adequate reserves have been established in accordance with generally accepted accounting principles.

               (u) The Operating Partnership is classified as a partnership (and is not taxed as a corporation) for federal income tax purposes.

               (v) Each Transaction Entity holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and neither of the Transaction Entities have infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Operating Partnership as a whole.

               (w) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operating in conformity with the requirements for qualification as a real estate investment trust under the Code. The Company's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would adversely affect its ability to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

               (x) Neither Transaction Entity or any of their Subsidiaries, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (y) Each of the partnership and joint venture agreements to which either of the Transaction Entities is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, subject to the Enforceability Limitations, and the executing, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, partnership agreement or bylaws of either of the Transaction Entities or any material contract, lease or other instrument to which the Transaction Entities or any of their Subsidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree.

               (z) No holder of any security of the Operating Partnership has the right to have any security owned by such holder included for registration in the Registration Statement or to demand registration of any security owned by such holder during the 180 days after the date of this Distribution Agreement.

               (aa) The Operating Partnership satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the Securities Act and the Securities Act Rules and Regulations.

               (bb) At all times from January 1, 1990, through August 6, 1998 Mid-America Realty Investments, Inc. ("Mid-America") qualified as a "real estate investment trust" under the Code;

          4.   Purchases as Principal; Solicitations as Agent.

               (a) Purchases as Principal.  Unless otherwise agreed by an Agent
                   ----------------------
     and the Operating Partnership, Notes shall be purchased by such Agent as principal. Such purchases shall be made in accordance with terms agreed upon by one or more Agents and the Operating Partnership (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally, with written
                        ---------
     confirmation prepared by such Agent or Agents and mailed to the Operating Partnership). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Distribution Agreement" shall include the agreement of one or more Agents to purchase Notes from the Operating Partnership as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule I hereto. The Agents may engage
                                        ----------
     the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow any portion of the discount received in connection with such purchases from the Operating Partnership to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, the Operating Partnership and such Agent or Agents shall agree and specify orally, confirmed in writing, whether any stand-off provision (as referred to in Section 5(q) hereof) or any officers' certificate, opinion of counsel or comfort letter (as referred to in Sections 8(b), 8(c) and 8(d) hereof) will be required. If the Operating Partnership and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Operating Partnership as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such
                                      --------- -------
     arrangements shall not have been completed within such 24-hour period, then:

                    (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

                    (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

     No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Operating Partnership shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration

     Statement or the Prospectus or in any other documents or arrangements.

               (b) Solicitations as Agent.  On the basis of the representations
                   ----------------------
     and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Operating Partnership and an Agent, such Agent, as an agent of the Operating Partnership, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agents. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Operating Partnership and such Agent.

               The Operating Partnership reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as agent, commencing at any time for any period of time or permanently. Within one business day after receipt of instructions from the Operating Partnership, such Agent will suspend solicitation of offers for the purchase of Notes from the Operating Partnership until such time as the Operating Partnership has advised such Agent that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Transaction Entities shall not be required to deliver, or cause to be delivered, any opinions, letters, or certificates in accordance with
     Section 8 hereof, provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Notes or for a change that the Agents deem to be immaterial). No Agent shall be required to resume soliciting offers to purchase Notes until the Transaction Entities have delivered, or cause to be delivered, such opinions, letters and certificates in accordance with Section 8 hereof or as such Agent may reasonably request.

               Upon settlement, the Operating Partnership agrees to pay each Agent a commission, in the form of a discount from the purchase price of such Note in an amount equal to the applicable percentage of the principal amount of each Note sold by the Operating Partnership as a result of a solicitation made by such Agent as set forth in Schedule I hereto.
                                                     ----------

               (c) Administrative Procedures.  The purchase price, interest rate
                   --------------------------
     or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Operating
                  ---------
     Partnership and
     the applicable Agent or Agents and specified in a Pricing Supplement to the Prospectus to be prepared by the Operating Partnership in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of Notes shall be agreed upon from time to time by the Operating Partnership, the Agents and the Trustee (the "Procedures"), and initially such Procedures shall be as set forth in Exhibit B hereto. The Agents and the Operating
                              ---------
     Partnership agree to perform, and the Operating Partnership agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

          5. COVENANTS OF THE TRANSACTION ENTITIES. Each of the Transaction Entities jointly and severally covenants and agrees with the Agents to:

               (a) Cause the Prospectus to be filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Securities Act Rules and Regulations) (but only if the Agents or your counsel have not reasonably objected thereto by notice to the Transaction Entities after having been furnished a copy a reasonable time prior to filing) and will notify the Agents promptly of such filing. During the period in which a prospectus relating to the Notes is required to be delivered under the Securities Act, the Transaction Entities will (i) notify the Agents promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with your distribution of the Notes, and (iii) file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Agents or your counsel shall reasonably object by notice to the Transaction Entities after having been furnished a copy a reasonable time prior to the filing.

               (b) Advise you, promptly after either Transaction Entity shall receive notice or obtain knowledge thereof, (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (ii) of the suspension of the qualification or registration of the Notes for offering or sale in any jurisdiction, (iii) of the initiation or threatening (in writing) of any proceeding for any such purpose or (iv) of any change in the rating assigned by the Rating Agencies or any other nationally recognized statistical rating organization to any debt securities (including the Notes) of the Operating Partnership, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of such debt securities; and the Transaction Entities will promptly use their best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

               (c) Comply with all requirements imposed upon them by the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and the TIA as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which, in the opinion of your counsel, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Transaction Entities will promptly notify the Agents and will amend or supplement the Registration Statement or Prospectus (at the expense of the Transaction Entities) so as to correct such statement or omission or effect such compliance.

               (d) Furnish to the Agents copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and Prospectus that are filed with the Commission during the period in which a prospectus relating to the Notes is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agents may from time to time reasonably request.

               (e) Furnish the Agents with copies of filings of the Transaction Entities under the Securities Act and Exchange Act and with all other financial statements and reports it distributes generally to the holders of any class of its capital stock during the period of five years commencing on the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations.

               (f) Make generally available to its security holders as soon as practicable and in the manner contemplated by Rule 158 of the Securities Act Rules and Regulations, but in any event not later than 15 months after the end of the Transaction Entity's current fiscal quarter, an earning statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Rules and Regulations and will advise the Agents in writing when such statement has been made available.

               (g) Pay, or reimburse if paid by you, whether or not the transactions contemplated by this Distribution Agreement are consummated or this Distribution Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Transaction Entities under this Distribution Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus,
     (ii) the word processing and reproduction of the Indenture and the Notes,
     (iii) the costs incurred by the Transaction Entities in furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Notes by the Agents or by dealers to whom Notes may be sold,
     (iv) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of such jurisdictions designated by you, including the reasonable fees, disbursements and other charges of your counsel in connection therewith, and the preparation of a blue sky memoranda, (iv) the fees charged by each of the Rating Agencies for the rating of the Notes at the request of the Operating Partnership, (v) counsel to the Transaction Entities, (vi) the transfer agent for the Notes,
     (vii) the costs and expenses of the Trustee under the Indenture and (viii) KPMG Peat Marwick LLP ("KPMG") or any other accountants engaged by the Transaction Entities in connection with the offering of the Notes.

               (h) Qualify the Notes for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Agents may designate as necessary, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that
                                                        --------  -------
     the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Operating Partnership will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Operating Partnership will promptly advise the Agents of the receipt by the Operating Partnership of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

               (i) Not take, at any time, directly or indirectly, other than in connection with this Distribution Agreement, any action designed to stabilize, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization of, the price of the Notes.

               (j) Take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Notes.

               (k) Execute and deliver the Supplemental Indenture designating the Notes as the debt securities to be offered, and its terms and provisions in accordance with the provisions of the Indenture.

               (l) Apply the net proceeds to the Operating Partnership from the sale of the Notes by the Operating Partnership as set forth under the caption "Use of Proceeds" in the Prospectus.

               (m) Prepare, with respect to any Notes to be sold to or through an Agent or Agents pursuant to this Distribution Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent or Agents. The Operating Partnership will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Operating Partnership's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the Securities Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

               (n) Furnish, within two (2) business days following the date on which there shall be released to the general public interim financial statement information related to either of the Transaction Entities with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, such information to the Agents, and cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof and as shall be required by the Securities Act or the Securities Act Rules and Regulations.

               (o) Furnish, within two (2) business days following the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of either of the Transaction Entities for the preceding fiscal year, such information to the Agents, and cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act or the Securities Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements and as shall be required by the Securities Act or the Securities Act Rules and Regulations.

               (p) Use its best efforts to ensure that the Company meets the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Notes are to occur, unless otherwise specified in the Prospectus.

               (q) If requested by any Agent in connection with a purchase by it of Notes as principal in accordance with Section 4(a) hereof, cause such transaction to be subject to the terms of such stand-off provision as shall be agreed by the Operating Partnership and such Agent at the time of such agreement to purchase Notes as principal.

          6. CONDITIONS OF AGENTS' OBLIGATIONS AT THE CLOSING. The obligations of the Agents to purchase Notes as principal and to solicit offers for the purchase of Notes as agent of the Operating Partnership, and the obligations of any purchasers of the Notes sold through an Agent as agent, shall be subject to the accuracy of the representations and warranties of the Transaction Entities herein and to accuracy of the statements of the officers of the

Company, as general partner of the Operating Partnership, made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by each Transaction Entity of all its covenants and agreements contained herein and to the following additional conditions precedent:

               (a) The Agents shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel for both of the Transaction Entities, dated the date hereof, to the effect that:

                    (i) Each of the Transaction Entities and each of their Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or general or limited partnership or limited liability company, as the case may be, and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has full power and authority to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Transaction Entities taken as a whole;

                    (ii) All of the partnership units of the Operating Partnership (as disclosed in the Prospectus) owned by the Company are owned by the Company free and clear of all perfected liens, charges and encumbrances;

                    (iii) The Operating Partnership has the authorized, issued and outstanding debt, and partnership units as set forth under the caption "Capitalization" in the Prospectus and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and all of the outstanding partnership units of the Operating Partnership are validly issued and paid for in conformity with the applicable provisions of the Operating Partnership Agreement relating to such units and, to the knowledge of such counsel, none of them was issued in violation of any preemptive or other similar right;

                    (iv) The issuance of the Notes has been duly authorized by the Operating Partnership and, when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and issued and sold pursuant to this Distribution Agreement, such Notes will constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits provided for in the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Limitations. Upon payment of the purchase price and delivery of the Notes in accordance with this Distribution Agreement, each of the purchasers thereof will receive good, valid and marketable title to such Notes, free and clear of all liens, charges and encumbrances;

                    (v) To the knowledge of such counsel, no holder of any security of the Operating Partnership has the right to have any security owned by such holder included for registration in the Registration Statement or to demand registration of any security owned by such holder during the 180 days after the date of this Distribution Agreement;

                    (vi) The Registration Statement has become effective under the Securities Act, the Indenture has been qualified under the TIA, the Prospectus has been filed as required by Section 5(a) hereof and, to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                    (vii) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and as of the date hereof, complied and comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act or Exchange Act Rules and Regulations, as applicable; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any other documents mentioned in this clause;

                   (viii) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                    (ix) This Distribution Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership and assuming due authorization, execution and delivery thereof by the Agents, will constitute a valid and legally binding agreement of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, subject to the Enforceability Limitations; the due authorization, execution and delivery of this Distribution Agreement, the performance of the obligations set forth herein, and the consummation of the transactions contemplated hereby by each of the Company and the Operating Partnership will not conflict with or constitute a breach or violation by either the Company or the Operating Partnership of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or their Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement known to such counsel to which either the Company, the Operating Partnership or any of their Subsidiaries is a party or by which they, any of their respective properties or other assets or any property may be bound or subject except for breaches, violations or defaults which individually or in the aggregate do not involve a material risk to the business, properties, financial position or results of operation of the Transaction Entities and their Subsidiaries taken as a whole; nor will such action conflict with or constitute a breach or violation by either the Company or the Operating Partnership of, or default under, (A) the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership or any Subsidiary or (B) any applicable Federal law, Massachusetts law, New

          York law, the Delaware Revised Uniform Limited Partnership Act, the Maryland General Corporation Law or any other applicable law, rule, order, administrative regulation or administrative or court decree known to such counsel;

                    (x) The Indenture has been duly and validly authorized, executed and delivered by the Operating Partnership and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to the Enforceability Limitations; the due authorization, execution and delivery of the Indenture, the performance of the obligations set forth therein, and the consummation of the transactions contemplated thereby by each of the Company and the Operating Partnership will not conflict with or constitute a breach or violation by either the Company or the Operating Partnership of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or their Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement known to such counsel to which either the Company, the Operating Partnership or any of their Subsidiaries is a party or by which they, any of their respective properties or other assets or any property may be bound or subject except for breaches, violations or defaults which individually or in the aggregate do not involve a material risk to the business, properties, financial position or results of operation of the Transaction Entities and their Subsidiaries taken as a whole; nor will such action conflict with or constitute a breach or violation by either the Company or the Operating Partnership of, or default under,
          (A) the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership or any Subsidiary or (B) any applicable Federal law, Massachusetts law, New York law, the Delaware Revised Uniform Limited Partnership Act, the Maryland General Corporation Law or any other applicable law, rule, order, administrative regulation or administrative or court decree; and the Indenture has been duly qualified under the TIA known to such counsel;

                    (xi) The Indenture and the Notes conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus under the captions "Description of Debt Securities" and "Description of Notes", respectively;

                    (xii) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code;

                    (xiii) At all times from January 1, 1990, through August 6, 1998 Mid-America qualified as a "real estate investment trust" under the Code;

                    (xiv) None of the Transaction Entities or their subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (xv) The Operating Partnership is classified as a partnership (and is not taxed as a corporation) for federal income tax purposes; and

                    (xvi) The Operating Partnership satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the Securities Act and the Securities Act Rules and Regulations.

Such counsel shall also include a statement in such opinion to the effect that:

                    (i) Such counsel has reviewed the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of the Transaction Entities at which contents of the Registration Statement and related matters were discussed and based on such review and participation, such counsel has no reason to believe either that any part of the Registration Statement, when such part became effective (or, if an amendment to the Registration Statement or an annual report of Form 10-K has been filed by either of the Transaction Entities with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission or as of the date hereof, included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                    (ii) To the best of such counsel's knowledge and without such counsel having made any investigation of any governmental records or court dockets or taken any other similar action, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or, threatened against, or involving the assets, properties or businesses of, either or the Transaction Entities or any of their Subsidiaries, involving the Transaction Entities' or any of their Subsidiaries' officers or directors or to which any of the Transaction Entities' or any of their Subsidiaries' properties or other assets is subject which is required to be described in the Prospectus or would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Transaction Entities and their Subsidiaries taken as a whole.

          (b) The Agents shall have received from Rogers & Wells LLP, your counsel, such opinion or opinions, dated the date hereof, with respect to the organization of each of the Transaction Entities, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus and other related matters as the Agents reasonably may request, and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

          (c) At the date hereof or such other date as may be acceptable to you, the Agents shall have received a letter from KPMG, dated as of the date hereof, in form and substance satisfactory to you, to the effect that:

                    (i) They are independent public accountants with respect to the Transaction Entities and their Subsidiaries within the meaning of the Securities Act and the Securities Act Rules and Regulations, and no information concerning their relationship with or interest in either of the Transaction Entities is required by Item 10 of the Registration Statement.

                    (ii) In their opinion, the financial statements and supporting schedules examined by them and included or incorporated by reference in the Registration Statement and Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations with respect to registration statements on Form S-3 and the Exchange Act and the Exchange Act Rules and Regulations.

                    (iii) They have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and the Operating Partnership, a reading of the minute books of the Company, inquiries of certain officials of the Company and the Operating Partnership who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited financial statements of the Company and the Operating Partnership included in the Registration Statement, or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations, or material modifications are required for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data included or incorporated by reference in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, (C) the pro forma financial information included or incorporated by reference in the Registration Statement was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or (D) at a specified date not more than five days prior to the date hereof, there has been any change in the capital stock or the number of partnership interests of the Company, the Operating Partnership or their Subsidiaries, as the case may be, or any increase in the debt of the Company, the Operating Partnership or their Subsidiaries or any decrease in the net assets of the Company, the Operating Partnership or their Subsidiaries, as compared with the amounts shown in the most recent consolidated balance sheet of the Company, the Operating Partnership and their Subsidiaries, included in the Registration Statement or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement or incorporated by reference therein to a specified date not more than five days prior to the date hereof, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Company, the Operating Partnership and their Subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur.

                    (iv) In addition to the examination referred to in their report included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Transaction Entities and their Subsidiaries identified in such letter.

          (d) The Agents shall have received from the Transaction Entities a certificate, signed by the president or a vice president and by the principal financial or accounting officer of the Company, dated the date hereof, to the effect that, to the best of their knowledge based upon reasonable investigation:

                    (i) The representations and warranties of the Transaction Entities in this Distribution Agreement qualified as to materiality are true and correct in all respects and the representations and warranties of the Transaction Entities in this Distribution Agreement that are not so qualified are true and correct in all material respects, as if made at and as of the date hereof, and the Transaction Entities have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

                    (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

                    (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

               (e) (i) None of the Transaction Entities or their Subsidiaries or any property shall have sustained since the date of the latest financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of either Transaction Entity or any change, or any development involving a prospective change, in or affecting any property or the general affairs, management, financial position, stockholders' or partners' equity, as applicable, or results of operations of either Transaction Entity, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

               (f) On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such other documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by either of the Transaction Entities in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

               (g) The obligations of the Agents to purchase Notes as principal will be subject to the following further conditions: (i) the rating assigned by each of the Rating Agencies, or any other nationally recognized securities rating agency, to any debt securities of either of the Transaction Entities as of the date of the agreement to purchase Notes as principal shall not have been lowered and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of either of the Transaction Entities since that date and (ii) there shall not have come to the attention of any Agent any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

               (h) If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Distribution Agreement may be terminated by the Agents by notice to the Transaction Entities at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 5(f) hereof, the indemnity and contribution agreements set forth in Section 9 hereof, the provisions concerning payment of expenses under Section 10 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to parties set forth in Section 14 and the provisions relating to governing law set forth in
     Section 15 hereof shall remain in effect.

          7. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENTS. Delivery of Notes sold through any Agent as agent shall be made by the Operating Partnership to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Operating Partnership and deliver such Note to the Operating Partnership and, if such Agent has theretofore paid the Operating Partnership for such Note, the Operating Partnership will promptly return such funds to such Agent unless the failure arose from the gross negligence or willful misconduct of such Agent or from a default by such Agent in the performance of its obligations hereunder. If such failure occurred for any reason other than the gross negligence or willful misconduct of such Agent or from a default by such Agent in the performance of its obligations hereunder, the Operating Partnership will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Operating Partnership's account.

          8. ADDITIONAL COVENANTS OF THE TRANSACTION ENTITIES. Each of the Transaction Entities jointly and severally covenants and agrees with the Agents that:

               (a) Reaffirmation of Representations and Warranties.  Each
                   -----------------------------------------------
     acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), and each delivery of Notes (whether to an Agent as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Transaction Entities contained in this Distribution Agreement and in the most recent certificate (for each type of certificate) theretofore delivered to such Agent pursuant hereto qualified as to materiality are true and correct in all respects and the representations and warranties of the Transaction Entities in this Distribution Agreement that are not so qualified are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or to the purchaser, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

               (b) Subsequent Delivery of Certificates. Each time that there is
                   -----------------------------------
     filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to
     Section 4(a) or (ii) at such times as may be reasonably requested by an Agent in the event of a material adverse change to the business, prospects, properties, financial position or results of operations of the Transaction Entities taken as a whole, the Transaction Entities shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such document, the date requested by an Agent or the date of such sale, as the case may be, in form reasonably satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 6(d) hereof which were last furnished to such Agent are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 6(d) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

               (c) Subsequent Delivery of Legal Opinions.  Each time that there
                   -------------------------------------
     is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section 4(a) or (ii) at such times as may be reasonably requested by an Agent in the event of a material adverse change to the business, prospects, properties, financial position or results of operations of the Transaction Entities taken as a whole, the Transaction Entities shall furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Agents and to counsel to the Agents the written opinion of counsel to the Transaction Entities, dated the date of filing with the Commission of such document, the date requested by the Agents or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agents, including such reductions or limitations as shall be reasonably satisfactory to the Agents, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents may furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

               (d) Subsequent Delivery of Comfort Letters.  Each time that there
                   --------------------------------------
     is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to
     Section 4(a) or (ii) at such times as may be reasonably requested by an Agent in the event of a material adverse change to the business, prospects, properties, financial position or results of operations of the Transaction Entities taken as a whole, the Transaction Entities shall cause KPMG, or other accountants reasonably satisfactory to the Agents, forthwith to furnish the Agents a letter, dated the date of the filing of such document with the Commission, the date of such request or the date of such sale, as the case may be in form reasonably satisfactory to the Agents, substantially similar to the portions of the letter referred to in clauses
     (i) and (ii) of Section 6(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and substantially similar to the portions of the letter referred to in clauses (iii) and (iv) of said Section 6(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Transaction Entities.

          9.   INDEMNIFICATION AND CONTRIBUTION.

               (a) The Transaction Entities jointly and severally will indemnify and hold harmless the Agents and their directors, officers, employees and agents and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which an Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of either Transaction Entity or based on written information furnished by or on behalf of either Transaction Entity filed in any jurisdiction in order to qualify the Notes under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by an Agent in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Transaction Entities shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by an Agent through gross negligence or willful misconduct); provided that the Transaction Entities will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Notes to any person by an Agent and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Agent furnished in writing to the Transaction Entities by such Agent expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

               (b) The Agents will indemnify and hold harmless each Transaction Entity and each person, if any, who controls each Transaction Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each partner of the Transaction Entities and each officer or director of the Transaction Entities who signs the Registration Statement to the same extent as the foregoing indemnity from the Transaction Entities to the Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Agent furnished in writing to the Transaction Entities by such Agent expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that an Agent might otherwise have; provided, however, that in no
                                                   --------  -------
     case shall an Agent be liable or responsible for any amount in excess of the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification.

               (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
     (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes a unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Transaction Entities or the Agents, the Transaction Entities and any applicable Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Transaction Entities from persons other than an Agent, such as persons who control the Transaction Entities within the meaning of the Securities Act and officers of the Transaction Entities who signed the Registration Statement, who also may be liable for contribution) to which the Transaction Entities and any applicable Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and any applicable Agent on the other. The relative benefits received by the Transaction Entities on the one hand and any applicable Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of any Notes (before deducting expenses) received by the Transaction Entities bear to the total commissions received by applicable Agent or Agents. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Transaction Entities, on the one hand, and any applicable Agent, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or an Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Agent shall be required to contribute any amount in excess of the commissions and other compensation received by such Agent and no person found guilty of fraudulent misrepresentation (within the meaning of

     Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Distribution Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Transaction Entities who signed the Registration Statement will have the same rights to contribution as the Transaction Entities, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e) The indemnity and contribution agreements contained in this
     Section 9 and the representations and warranties of the Transaction Entities contained in this Distribution Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by an Agent or on its behalf, (ii) acceptance of any of the Notes and payment therefore or (iii) any termination of this Distribution Agreement.

          10. REIMBURSEMENT OF AGENTS' EXPENSES. If the Transaction Entities shall fail to perform any agreement on their part to be performed hereunder, or if any condition of the Agents' obligations hereunder required to be fulfilled by the Transaction Entities is not fulfilled, the Transaction Entities will reimburse any applicable Agent for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by such Agent in connection with this Distribution Agreement, and upon demand the Transaction Entities shall pay the full amount thereof to such Agent. If this Distribution Agreement is terminated pursuant to Section 12 by reason of the default of any Agent, the Transaction Entities shall not be obligated to reimburse such Agent on account of those expenses.

          11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Distribution Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of such Agent, or by or on behalf of either of the Transaction Entities or of any of their Subsidiaries, and shall survive each delivery of and payment for any of the Notes.

          12. TERMINATION. The Transaction Entities shall have the right to terminate this Distribution Agreement with respect to any or all of the Agents at any time by giving notice hereunder to the Agents as hereinafter specified. The Agents shall have the right by giving notice as hereinafter specified at any time to terminate this Distribution Agreement if (i) either of the Transaction Entities shall have failed, refused or been unable, at any time, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled when due, (iii) the rating assigned by either of the Rating Agencies to the Company, the Operating Partnership or the Notes as of or subsequent to the date of this Distribution Agreement shall have been lowered since that date or if either of the Rating Agencies shall have publicly announced that it has under surveillance or review for the purpose of considering lowering such rating, its rating of the Company, the Operating Partnership or the Notes, (iv) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange that lists the Shares or by the Nasdaq Stock Market, (v) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (vi) a general banking moratorium shall have been declared by either Federal or New York State authorities, (vii) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Agents, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus, or (viii) if there shall have come to the attention of the Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12, the term "Prospectus" means the Prospectus in the form first provided to the Agents for use in confirming sales of the related Notes. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) an Agent shall be entitled to any commission earned in accordance with the third paragraph of

Section 4(b) hereof, (ii) if at the time of termination (a) such Agent shall own any Notes purchased by it as principal with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Operating Partnership but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 5 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 5(f) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

          13. NOTICES. All notices or communications hereunder shall be in writing and if sent to the Transaction Entities, shall be mailed, delivered, telexed or telecopied and confirmed to:

          Thomas P. D'Arcy, CEO, or Irving E. Lingo, Jr., CFO
          Bradley Real Estate, Inc.
          40 Skokie Boulevard, Suite 600
          Northbrook, Illinois  60062
          phone 847-272-9800; fax 847-480-1893
               with copy to:
               William B. King, P.C.
               c/o Goodwin, Procter & Hoar LLP
               Exchange Place, Boston, MA  02109
               phone 617-570-1530; fax 617-570-8150;

and if sent to the Agents shall be mailed, delivered, telexed or telecopied and confirmed to:

          PaineWebber Incorporated
          1285 Avenue of the Americas
          New York, New York  10019
          c/o Real Estate Investment Banking
          attention: David R. Jarvis
          phone 212-713-7911; fax 212-713-7949
               with a copy to:
               Jay L. Bernstein, Esq.
               c/o Rogers & Wells LLP
               200 Park Avenue
               New York, New York  10166
               phone 212-878-8527; fax 212-878-8375

          BT Alex. Brown Incorporated
          130 Liberty Street, 37th Floor
          New York, NY  10006
          attention: Warren Spar
          phone: 212-775-3143; fax: 212-669-5492

          First Chicago Capital Markets, Inc.
          One First National Plaza
          Chicago, IL  60670
          attention: Evonne W. Taylor
          phone: 312-732-8270; fax: 312-732-4172

          NationsBanc Montgomery Securities LLC
          100 N. Tryon Street, 7th Floor
          Charlotte, NC  28255
          attention: Debt Finance Group
          phone: 704-386-7800; fax: 704-388-9939

          Salomon Smith Barney Inc.
          7 World Trade Center, 42nd Floor
          New York, NY  10048
          attention: Medium Term Note Department
          phone: 212-783-5897; fax: 212-783-2274

Any party to this Distribution Agreement may change such address for notices by sending to the other parties to this Distribution Agreement written notice of a new address for such purpose.

          14. PARTIES. This Distribution Agreement shall inure to the benefit of and be binding upon the Agents and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Distribution Agreement is intended, or shall be construed, to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Distribution Agreement or any provision herein contained. This Distribution Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

          15. GOVERNING LAW. This Distribution Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles of such state.

          16. COUNTERPARTS. This Distribution Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

          17. ENFORCEABILITY. In case any provision of this Distribution Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          18. WAIVER OF RIGHTS TO TRIAL BY JURY. The Transaction Entities and the Agents each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Distribution Agreement or the transactions contemplated hereby.

          19. AMENDMENTS AND MODIFICATIONS. This Distribution Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents and the Transaction Entities.

                              Very truly yours,

                              BRADLEY REAL ESTATE, INC.

                              By:   /s/ Thomas P. D'Arcy
                                    --------------------
                                    Name:  Thomas P. D'Arcy
                                    Title: Chief Executive Officer


                              BRADLEY OPERATING LIMITED PARTNERSHIP

                              By:   BRADLEY REAL ESTATE, INC.,
                                    its general partner

                                    By:  /s/ Thomas P. D'Arcy
                                         --------------------
                                         Name:  Thomas P. D'Arcy
                                         Title: Chief Executive
                                                Officer


ACCEPTED as of the date first above
  written

By:  PAINEWEBBER INCORPORATED

     By:  /s/ David R. Jarvis
          --------------------------
          Name:     David R. Jarvis
          Title:    Managing Director

By:  BT ALEX. BROWN INCORPORATED

     By:  /s/ Kenneth A. Brause
          --------------------------
          Name:     Kenneth A. Brause
          Title:    Principal

By:  FIRST CHICAGO CAPITAL MARKETS, INC.

     By:  /s/ Evonne W. Taylor
          --------------------------
          Name:     Evonne W. Taylor
          Title:    Vice President

By:  NATIONSBANC MONTGOMERY SECURITIES LLC

     By:  /s/ Jennifer W. Arens
          --------------------------
          Name:     Jennifer W. Arens
          Title:    Principal

By:  SALOMON SMITH BARNEY INC.

     By:  /s/ Martha Bailey
          --------------------------
          Name:     Martha Bailey
          Title:    First Vice President

                                   EXHIBIT A
                                   ---------
     The following terms, if applicable, shall be agreed to by an Agent or Agents and the Operating Partnership in connection with each sale of Notes:

     Principal Amount: $
          (or principal amount of foreign currency or composite currency)

     Interest Rate:
          Interest Payment Dates:
          If Floating Rate Note:
               Interest Rate Basis(es):
                    If LIBOR,
                         [_] LIBOR Reuters Page:
                         [_] LIBOR Telerate Page:
                         Designated LIBOR Currency:
                    IF CMT Rate,
                         Designated CMT Telerate Page:
                              If Telerate Page 7052:
                                    [_] Weekly Average
                                    [_] Monthly Average
                         Designated CMT Maturity Index:
               Index Maturity:
               Spread and/or Spread Multiplier, if any:
               Initial Interest Rate, if any:
               Initial Interest Reset Date:
               Interest Reset Dates:
               Interest Payment Dates:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Fixed Rate Commencement Date, if any:
               Fixed Interest Rate, if any:
               Day Count Convention:
               Calculation Agent:

     Redemption Provisions:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction, if any:
     Repayment Provisions:
          Optional Repayment Date(s):

     Original Issue Date:
     Stated Maturity Date:
     Specified Currency:
     Exchange Rate Agent:
     Authorized Denomination:
     Purchase Price: ___%, plus accrued interest, if any, from _____ Price to Public: ___%, plus accrued interest, if any, from ____

     Issue Price:
     Settlement Date and Time:
     Additional/Other Terms:

Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 8(b) of the Distribution
     Agreement.
     Legal Opinions pursuant to Section 8(c) of the Distribution Agreement. Comfort Letter pursuant to Section 8(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 5(q) of the Distribution Agreement.

                                   EXHIBIT B
                                   ---------

                      ADMINISTRATIVE PROCEDURES AGREEMENT
                      -----------------------------------

                     BRADLEY OPERATING LIMITED PARTNERSHIP
                            MEDIUM-TERM NOTE PROGRAM

                           ADMINISTRATIVE PROCEDURES

     The Medium-Term Notes, due nine months or more from their date of issue (the "Notes") are to be offered on a continuous basis by Bradley Operating Limited Partnership (the "Issuer"). PaineWebber Incorporated, BT Alex. Brown Incorporated, First Chicago Capital Markets, Inc., NationsBanc Montgomery Securities LLC, and Salomon Smith Barney Inc., as agents (the "Agents"), have each agreed to use their best efforts to solicit purchases of the Notes. The Issuer reserves the right to sell Notes directly or indirectly on its own behalf to investors (other than broker-dealers). The Agents will not be obligated to, but may from time to time, purchase Notes as principal for their own account. The Notes are being sold pursuant to a Distribution Agreement dated September 28, 1998 (the "Agency Agreement"), among the Issuer, Bradley Real Estate, Inc., a Maryland corporation and the sole general partner and the principal limited partner of the Issuer (the "Company") and the Agents, and will be issued pursuant to an indenture dated as of September 28, 1998 and all indentures supplemental thereto, including, Supplemental Indenture No. 1 dated as of September 28, 1998 (collectively, the "Indenture") between the Issuer and U.S. Bank Trust National Association, as Trustee (the "Trustee). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agency Agreement. The Notes have been registered under the Securities Act of 1933 (the "Act").

     Each Note will be represented by either a Global Security (as defined in the Indenture), such Global Security, for purposes hereof either a global note (a "Global Note") or a master note (a "Master Note"), registered in the name of a nominee of The Depository Trust Company, as Depositary ("DTC") (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"). It is currently contemplated that both Notes that bear interest at a fixed rate (a "Fixed Rate Note") and Notes that bear interest at a variable rate (a "Floating Rate Note") and that are denominated and payable in U.S. dollars may be issued as Book-Entry Notes.

     Administrative procedures and specific terms of the offering are explained below. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery. Administrative procedures may be modified from time to time as reflected in the applicable Pricing Supplement (as defined below) or elsewhere.

PART I. ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES AND GENERALLY APPLICABLE ADMINISTRATIVE PROCEDURES

Issue/Authentication Date:  Each Note shall be dated as of the date of its
-------------------------   authentication by the Trustee or an agent designated
                            by the Issuer for such purpose (the "Designated
                            Agent"). Each Note will also bear an original issue date (the "Issue Date") which, with respect to any Note (or portion thereof), shall mean the date of its original issuance (i.e., the settlement date) and shall be specified therein. The issue date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                 Each Note shall mature on a Business Day, selected
----------                  by the purchaser and agreed to by the Issuer, which
                            shall be nine months or more from the date of issue.

Price to Public:            Each Note shall be issued at 100% of principal
---------------             amount unless otherwise specified in a supplement to
                            the Prospectus (a "Pricing Supplement").

Denominations:              The denominations of the Notes shall be $1,000 and
-------------               integral multiples of $1,000 in excess thereof. (Any
                            Notes denominated other than in U.S. dollars will be issuable in denominations as set forth in such Notes.)

Registration:               Notes shall be issued only in fully registered form.
------------

Minimum Purchase:           The minimum aggregate amount of Notes denominated
----------------            and payable in U.S. dollars which may be offered to
                            any purchaser will be $1,000.

Interest:                   General. Each Note shall bear interest in accordance
--------                    -------
                            with its terms, as described in the Prospectus
                            Supplement (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement.

Calculation of Interest:    Interest on Fixed Rate Notes and interest rates on
-----------------------     Floating Rate Notes will be determined as set forth
                            in the form of Notes. With respect to Floating Rate
                            Notes, the Calculation Agent shall determine the interest rate for each Interest Reset Date and communicate such interest rate to the Issuer, and the Issuer will promptly notify the Trustee, or the Designated Agent, and the Paying Agent of each such determination.

Payments of Interest and
------------------------
Principal:                  All interest payments (excluding interest payments
---------                   made at maturity) will be made by check mailed to
                            the person entitled thereto; provided, however, that
                            if a holder of one or more Notes of like tenor and
                            terms with an aggregate principal amount equal to or
                            greater than U.S. $10,000,000 (or the equivalent
                            thereof in foreign currencies or currency units)
                            shall designate in writing to the Paying Agent at
                            its corporate trust office in The City of New York
                            on or prior to the Regular Record Date relating to
                            the Interest Payment Date an appropriate account
                            with a bank, the Paying Agent will, subject to
                            applicable laws and regulations and until it
                            receives notice to the contrary, make such payment
                            and all succeeding payments to such person by wire
                            transfer to the designated account. If a payment
                            cannot be made by wire transfer because the
                            information received by the Paying Agent is
                            incomplete, a notice will be mailed to the holder at
                            its registered address requesting such information.
                            Upon presentation of the relevant Note, the Trustee,
                            or the Designated Agent, (or any duly appointed
                            Paying Agent) will pay in immediately available
                            funds the principal amount of such Note at maturity
                            and accrued interest, if any, due at maturity;
                            provided that the Note is presented to the Trustee,
                            --------
                            or the Designated Agent, (or any such Paying Agent) to make payments in accordance with its normal procedures. The Issuer will provide the Trustee, or the Designated Agent, (and any such Paying Agent) with funds available for such purpose. Notes presented to the Trustee, or the Designated Agent, at maturity for payment will be canceled and destroyed by the Trustee, or the Designated Agent, and a certificate of destruction will be delivered to the Issuer. On the fifth Business Day (as defined below) immediately preceding each interest payment date, the Trustee, or the Designated Agent, will furnish to the Issuer a statement showing the total amount of the interest payments to be made on such interest payment date. The Trustee, or the Designated Agent, will provide monthly to the Issuer a list of the principal and interest to be paid on Notes maturing in the next succeeding six months.
                            The Trustee, or the Designated Agent, will assume responsibility for withholding taxes on interest paid as required by law.

Acceptance of Offers:       The Agents will promptly advise the Issuer of each
--------------------        reasonable offer to purchase Notes received by it,
                            other than those rejected by the Agents. The Agents may, in their discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the right to withdraw, cancel or modify such offer without notice and will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify the Agents.

Settlement:                 All offers accepted by the Issuer will be settled on
----------                  the third Business Day next succeeding the date of
                            acceptance unless otherwise agreed by any purchaser, the Agents and the Issuer. The settlement date shall be specified upon receipt of an offer. Prior to 3:00 p.m., New York City time, on the business day prior to the settlement date, the Issuer will instruct the Trustee, or the Designated Agent, to authenticate and deliver the Notes pursuant to the terms communicated by the Presenting Agent (as defined below) pursuant to the next succeeding section no later than 2:15 p.m., New York City time, on that day.

Details for Settlement:     For each offer accepted by the Issuer, the Agent who
----------------------      presented the offer (the "Presenting Agent") shall
                            communicate to the Issuer, Attention: Thomas P.
                            D'Arcy, CEO or Irving E. Lingo, Jr., CFO (Fax No.:
                            (847) 480-1893) who will provide a copy to the Trustee, Attention: Harry Hall (Fax No.: (312) 228-
                            9459) and the Designated Agent, if any, by facsimile transmission or other acceptable means the following information (the "Purchase Information"):

                            Exact name in which the Note or Notes are to be registered ("registered owner").

                            Exact address of registered owner.

                            Taxpayer identification number of registered owner.

                            Principal amount of each Note to be delivered to the registered owner.

                            Specified Currency and, if other than U.S. dollar, denominations.

                            In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                            Interest Payment Period and Interest Payment Dates.

                            Maturity Date of Notes.

                            Issue Price of Notes.

                            Settlement date for Notes.

                            Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                            Redemption provisions, if any.

                            Repayment provisions, if any.

                            Original issue discount provisions, if any.

                            In the case of Currency Indexed Notes, the above-listed information, as applicable and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

                            In the case of Dual Currency Notes, the above listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Option Election Dates.

                            The issue date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three days, the Issuer shall verify that the Trustee, or the Designated Agent, will have adequate time to prepare and authenticate the Notes. Prior to preparing the Notes for delivery, the Trustee, or the Designated Agent, will confirm the Purchase Information by telephone with the Presenting Agent and the Issuer.

Confirmation:               For each accepted offer, the Presenting Agent will
------------                issue a confirmation, in writing, telephonically or
                            through any other commonly used method of communication to the purchaser and a confirmation to the Issuer, Attention: Thomas P. D'Arcy, CEO or
                            Irving E. Lingo, Jr., CFO (Fax No.: 847-480-1893).

Note Deliveries
---------------
and Cash Payment:           Upon the receipt of appropriate documentation and
----------------            instructions from the Issuer and verification
                            thereof, the Trustee, or
                            the Designated Agent, will cause the Notes to be prepared and authenticated and hold the Notes for delivery against payment.

                            The Trustee, or the Designated Agent, will deliver the Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against payment in immediately available funds in an amount equal to the face amount of the Notes less the Presenting Agent's commission plus any premium or less any discount provided, however, that the
                                              --------  -------
                            Trustee, or the Designated Agent, may deliver Notes to the Presenting Agent against receipt therefor and, later the same day, receipt of such funds in such amount. Upon receipt of such payment, the Trustee, or the Designated Agent, shall pay promptly an amount equal thereto to the Issuer in immediately available funds by wire transfer to the account of the Issuer maintained at BankBoston, N.A. (ABA# 011000390, Account No. 526-76237).

                            The Presenting Agent, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" below.

Failure of Purchaser:       In the event that a purchaser shall fail to accept
--------------------        delivery of and make payment for a Note on the
                            settlement date, the Presenting Agent will notify the Trustee or the Designated Agent and the Issuer, by telephone, confirmed in writing. If the Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent shall return such Note to the Trustee, or the Designated Agent.
                            If funds have been advanced for the purchase of such Note, the Trustee, or the Designated Agent, will, immediately upon receipt of such Note contact the Issuer to the attention of Thomas P. D'Arcy, CEO or Irving E. Lingo, Jr., CFO (Fax No.: (847) 480-1893) advising the Issuer of such failure. At such time, the Issuer will refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the business day following the settlement date. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                            Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee, or the Designated Agent, will cause the Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and will destroy the Note.

Procedure for
-------------
Rate Changes:               The Issuer and the Agents will discuss from time to
------------                time the price of, and the rates to be borne by, the
                            Notes that may be sold as a result of the solicitation of offers by the Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing
                            Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting
                            Agent. The Issuer shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Presenting Agent and the Trustee at the following applicable address: if to PaineWebber
                            Incorporated, attention: David R. Jarvis, 1285
                            Avenue of the Americas, 19th Floor, New York, NY
                            10019, Telecopy Number (212) 713-7948, if to BT
                            Alex. Brown Incorporated, to Debt Capital Markets, attention: Kenneth Brause, 130 Liberty Street, 37th
                            Floor, New York, NY 10006, Telecopy Number
                            (212) 669-5492, if to First Chicago Capital Markets,
                            Inc., to Real Estate Capital Markets, attention: Leo
                            E. Subler, One First National Plaza, Chicago IL
                            60670, Telecopy Number (312) 732-1117, if to
                            NationsBanc Montgomery Securities LLC, attention:
                            Rick Baer, 231 South LaSalle Street, 12th Floor,
                            Chicago, IL 60697, Telecopy Number (312) 732-7954 and if to Salomon Smith Barney Inc., to Debt Capital
                            Markets, attention: Peter O. Aherne, 7 World Trade
                            Center, 42nd Floor, New York, N.Y. 10048 for record keeping purposes, one copy of such Pricing
                            Supplement shall also be
                            mailed to Rogers & Wells LLP, 200 Park Avenue, 52nd
                            Floor, New York, NY, attention: Jay L. Bernstein,
                            Telecopy Number (212) 878-8375, and if to the Trustee, to U.S. Bank Trust National Association, attention: Harry Hall, 111 East Wacker Drive, Suite
                            3000, Chicago, IL 60601, Telecopy Number (312) 228-
                            9404 and the Designated Agent, if any. In each instance that a Pricing Supplement is prepared, the Presenting Agent will provide a copy of such Pricing
                            Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 of the Securities Act of 1933, as amended, the Pricing
                            Supplement may be delivered separately from the Prospectus. No settlements with respect to Notes upon such terms may occur prior to such transmitting and such Agent will not, prior to such transmitting, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                            Outdated Pricing Supplements and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation;
--------------------------
Amendment or Supplement:    As provided in the Agency Agreement, the Issuer may
-----------------------     suspend solicitation of purchases at any time and,
                            upon receipt of notice from the Issuer, the Agents will, as promptly as practicable, but in no event later than one business day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed. If the Agents receive the notice from the Issuer contemplated by Section 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration
                            Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency
                            Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the

                            Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the Agents will make reasonable efforts to assist the Issuer to fulfill such obligations, but the Agents will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the Agents and the Trustee, or the Designated Agent, if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Delivery of Prospectus:     A copy of the Prospectus, as most recently amended
----------------------      or supplemented on the date of delivery thereof
                            (except as provided below), must be delivered to a purchaser prior to or together with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser at the following address: if to PaineWebber Incorporated, attention: David R.
                            Jarvis, 1285 Avenue of the Americas, 19th Floor,
                            New York, NY 10019, Telecopy Number (212) 713-7948, if to BT Alex. Brown Incorporated, to Debt Capital
                            Markets, attention: Kenneth Brause, 130 Liberty
                            Street, 37th Floor, New York, NY 10006, Telecopy
                            Number (212) 669-5492, if to First Chicago Capital
                            Markets, Inc., to Real Estate Capital Markets, attention Leo E. Subler, One First National Plaza,
                            Chicago IL 60670, Telecopy Number (312) 732-1117, if to NationsBanc Montgomery Securities LLC, attention:
                            Rick Baer, 231 South LaSalle Street, 12th Floor,
                            Chicago, IL 60697, Telecopy Number (312) 732-7954 and if to Salomon Smith Barney Inc., to: Debt
                            Capital Markets, attention: Peter O. Aherne, 7 World
                            Trade Center, 42nd Floor, New York, NY 10048 for record keeping purposes, one copy of such Pricing
                            Supplement shall also be mailed to Rogers & Wells
                            LLP, 200 Park Avenue, 52nd Floor, New York, NY,
                            Attention: Jay L. Bernstein, Telecopy Number (212)
                            878-8375, and if to the Trustee, to: U.S. Bank Trust
                            National Association, attention: Harry Hall, 111
                            East Wacker Drive, Suite 3000, Chicago, IL 60601,
                            Telecopy Number (312) 228-9404 and the Designated
                            Agent, if any. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of Signatures: The Issuer will cause the Trustee, or the Designated -------------------------- Agent, to furnish the Agent from time to time with the specimen signatures of each of the officers, employees or agents of the Trustee, or the Designated Agent, who have been authorized by the Trustee, or the Designated Agent, respectively, to authenticate Notes, but the Agent will have no obligation or liability to the Issuer or the Trustee, or the Designated Agent, in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee, or the Designated Agent, on any Note.

Advertising Cost:           The Issuer and the Company will determine with the
----------------            Agent the amount of advertising that may be
                            appropriate in offering the Notes.

Business Day:               "Business Day" means any day (other than a Saturday,
------------                Sunday or legal holiday) on which banking
                            institutions in The City of New York are open for business (and, (i) with respect to LIBOR Notes which is also a day on which dealings in deposits in U.S.
                            dollars are transacted in the London interbank market, and (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, on which banking institutions in the principal financial center of the country of the Specified
                            Currency are open for business).

PART II.  ADMINISTRATIVE PROCEDURES FOR GLOBAL NOTE METHOD OF BOOK-ENTRY NOTES

     The following explains the administrative procedures for the Global Note method of the DTC book-entry system. Any reference to "Book-Entry Notes" in this Part II refers to the Global Note method (for a discussion of the Master Note method of the DTC book-entry system, see Part III below). Certain generally applicable administrative procedures are set forth in Part I above (See "Issue/Authentication Date", "Price to Public", "Minimum Purchase", "Authenticity of Signatures", "Advertising Cost", and "Business Day"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes denominated and payable in U.S. dollars may be issued in book-entry form. Single and Multi-Indexed Notes may also be issued in book-entry form.

Issuance:                   On any date of settlement (as defined under
--------                    "Settlement" below) for one or more Book-Entry
                            Notes, the Issuer will issue a single global security in fully registered form without coupons (a
                            "Global Note") representing up to $150,000,000 principal amount of all such Notes that have the same Stated Maturity, redemption provisions, if any, repayment provisions, if any, Interest Payment
                            Dates, Original Issue Date, original issue discount provisions, if any, and, in the case of Fixed Rate
                            Notes, interest rate, or in the case of Floating
                            Rate Notes, interest rate formula, initial interest rate, Index Maturity, Interest Reset Period,
                            Interest Reset Dates, Spread or Spread Multiplier
                            (if any), minimum interest rate (if any) and maximum interest rate (if any) and, in the case of Fixed
                            Rate Notes or Floating Rate Notes that are also
                            Currency Indexed Notes, Specified Currency, Indexed
                            Currency, Face Amount and Base Exchange Rate and the
                            Base Interest Rate, if any, or that are also other
                            Indexed Notes, the same terms (all of the foregoing are collectively referred to as the "Terms"). Each
                            Global Note will be dated and issued as of the date of its settlement date, which will be (i) with respect to an original Global Note (or any portion thereof), its original issue date, and
                            (ii) following a consolidation of Global Notes, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such subsequently issued Global
                            Note. Each Book-Entry Note will be deemed to have been dated and issued as of the settlement date, which date shall be the Original Issue Date. No Global Note will represent any Certificated Note.

Identification Numbers:     The Issuer has arranged with the CUSIP Service
----------------------      Bureau of Standard & Poor's Ratings Services (the
                            "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers consisting of approximately
                            900 CUSIP numbers relating to Book-Entry Notes. The
                            Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved
                            CUSIP numbers. The Trustee will assign CUSIP numbers to Global Notes as described below under Settlement
                            Procedure "B". DTC will notify the CUSIP Service
                            Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to Global Notes representing Book Entry
                            Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional
                            CUSIP numbers to the Trustee and DTC.

Registration:               Each Global Note will be issued only in fully
------------                registered form without coupons. Each Global Note
                            will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                  Transfers of a Book-Entry Note will be accomplished
---------                   by book entries made by DTC and, in turn, by
                            Participants (and, in certain cases, one or more indirect participants in DTC acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                  The Trustee may deliver to DTC and the CUSIP Service
---------                   Bureau at any time a written notice of consolidation
                            (a copy of which shall be attached to the Global
                            Note resulting from such consolidation) specifying
                            (i) the CUSIP numbers set forth on two or more outstanding Global Notes that represent Book-Entry
                            Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry
                            Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new
                            CUSIP number to be assigned to such replacement
                            Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                            Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Note will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged
                            Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see
                            "Denominations" below).

Maturities:                 Each Book-Entry Note will mature on a Business Day
----------                  nine months or more from the settlement date for
                            such Note.

Notice of
---------
Repayment Terms:            With respect to each Book-Entry Note that is
---------------             repayable at the option of the Holder the Trustee
                            will furnish DTC on the settlement date pertaining to such Book-Entry Note a notice setting forth the terms of such repayment option. Such terms shall include the start date and end dates of the first exercise period, the purchase date following such exercise period, the frequency that such exercise periods occur (i.e., quarterly, semiannually, annually, etc.) and if the repayment option expires before maturity, the same information
                            (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least seven calendar days after the last day of the exercise period.

Redemption and Repayment:   The Trustee will comply with the terms of the Letter
------------------------    with regard to redemptions and repayments of the
                            Notes. If a Global Note is to be redeemed or repaid in part, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the portion of the Global Note being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the surrendered Global Note.

Denominations:              Book Entry Notes will be issued in principal amounts
-------------               of $1,000 or any amount in excess thereof that is an
                            integral multiple of $1,000. Global Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but not for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $150,000,000 principal amount of such Book-
                            Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same
                            CUSIP number.

Interest:                   General. Interest on each Book-Entry Note will begin
--------                    to accrue from the Original Issue Date of the Global
                            Note representing such Note or from the most recent date to which interest has been paid, as the case may be, in accordance with the terms of the Note, as described in the Prospectus Supplement (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Standard & Poor's
                            Ratings Services will use the information received in the pending deposit message described under the Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate weekly bond report published by Standard
                            & Poor's Ratings Services.

Notice of Interest Payment
--------------------------
and Regular Record Dates:   On the first Business Day of January, April, July
------------------------    and October of each year, the Trustee will deliver
                            to the Issuer and DTC a written list of Regular
                            Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business
                            Day. Promptly after each Interest Determination Date or Calculation Date, as applicable (as defined in or pursuant to the applicable Note) for Floating Rate
                            Notes, the Issuer, upon receiving notice thereof, will notify Standard & Poor's Ratings Services of the interest rate determined on such Interest
                            Determination Date or Calculation Date, as applicable.

Calculation of Interest:    Interest on Fixed Rate Book-Entry Notes (including
-----------------------     interest for partial periods) and interest rates on
                            Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. With respect to Floating Rate Book-Entry Notes, the Calculation
                            Agent shall determine the interest for each Interest
                            Reset Date and communicate such interest rate to the Issuer and the Issuer will promptly notify the Trustee and the Paying Agent of each such determination.

Payments of Principal
---------------------
and Interest:               Promptly after each Regular Record Date, the Trustee
------------                will deliver to the Issuer and DTC a written notice
                            specifying by CUSIP number the amount of interest to be paid on each Global Note on the following
                            Interest Payment Date (other than an Interest
                            Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest
                            Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Ratings
                            Services. The Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

Payments at Maturity:       On or about the first Business Day of each month,
--------------------        the Trustee will deliver to the Issuer and DTC a
                            written list of principal and interest to be paid on each Global Note maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the maturity of such Global Note. The Issuer will pay to the Trustee, as paying agent, the principal amount of such Global
                            Note, together with interest due at such maturity.
                            The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at the maturity of such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the terms of the Indenture and deliver a certificate of destruction to the Issuer.

Manner of Payment:          The total amount of any principal and interest due
-----------------           on Global Notes on any Interest Payment Date or at
                            maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30
                            A.M. (New York City time), or as soon as practicable thereafter on such date. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Notes on any Maturity Date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective
                            Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes:          The amount of any taxes required under applicable
-----------------           law to be withheld from any interest payment on a
                            Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance of Offers:       Each Agent will promptly advise the Issuer of each
--------------------        reasonable offer to purchase Notes received by it,
                            other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the right to withdraw, cancel or modify such offer without notice and will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify such Agent.

Settlement:                 The receipt by the Issuer of immediately available
----------                  funds in payment for a Book-Entry Note and the
                            authentication and issuance of the Global Note or Global Notes representing such Note shall constitute
                            "settlement" with respect to such Note. All orders accepted by the Issuer will be settled on the third
                            Business Day from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the next
                            Business Day.

Settlement Procedures:      Settlement Procedures with regard to each Book-Entry
---------------------       Note sold by the For Issuer through an Agent as
                            agent, shall be as follows:

                            For each offer accepted by the Issuer, the Presenting Agent shall communicate to the Issuer,
                            Attention: Thomas P. D'Arcy, CEO or Irving E. Lingo, Jr., CFO (Fax No.: (847) 480-1893) who will provide a copy to the Trustee, Attention: Harry Hall (Fax
                            No.: (312) 228-9459) and the Designated Agent, if any, by facsimile transmission or other acceptable means, the information set forth below:

                            Principal amount.

                            Maturity Date of Notes.

                            In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Interest Rate Formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

                            Interest Payment Period and Interest Payment Dates.

          Redemption provisions, if any.

          Repayment provisions, if any.

          Settlement date (Original Issue Date).

          Price to public of the Note (expressed as a percentage).

          Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

          Original issue discount provisions if any.

          In the case of Currency Indexed Notes, the above-listed information, as applicable, and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

          In the case of Dual Currency Notes, the above-listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Optional Election Dates.

          Net proceeds to the Issuer.

          The Trustee will confirm the information set forth in Settlement Procedure "A" above by telephone with such Agent and the Issuer.

          The Trustee will assign a CUSIP number to the Global Note representing such Note and will telephone the Issuer and advise the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Ratings Services) and the Presenting Agent:

          The applicable information set forth in Settlement Procedure "A".

          Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

          Initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC Record Date (which, in the case of Floating Rate Notes which reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Notes shall be the Regular Record Date as defined in the Note), the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes at Maturity, and amount of interest payable per $1,000 principal amount of Notes in the case of Fixed Rate Notes.

          CUSIP number of the Global Note representing such Note.

          Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

          To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Pricing Supplement in a form that has been approved by the Issuer and the Agents. The Issuer will also deliver to the Trustee a Global Note representing such Note.

          The Trustee will complete and authenticate the Global Note representing such Note.

          DTC will credit such Note to the Trustee's participant account at DTC.

          The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Book-Entry Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

          An Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                            Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                            The Trustee, upon confirming receipt of such funds in accordance with Settlement Procedure "G", will wire transfer to the account of the Issuer maintained at BankBoston, N.A. (ABA# 011000390, Account No. 526-76237) in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure "G".

                            An Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedure
--------------------
Timetable:                  For orders of Book-Entry Notes solicited by the
---------                   Agent, as agent, and accepted by the Issuer for
                            settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York
                            City time) set forth below:

                            SETTLEMENT
                            PROCEDURE                TIME

                                A           11:00 a.m. on the sale date
                                B           12:00 noon on the sale date
                                C           2:00 p.m. on the sale date
                                D           3:00 p.m. on the day before
                                              settlement
                                E           9:00 a.m. on settlement date
                                F           10:00 a.m. on settlement date
                                G-H         2:00 p.m. on settlement date
                                I           4:45 p.m. on settlement date
                                J-K         5:00 p.m. on settlement date

                            If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                            If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day before the settlement date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                            If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice from the Issuer, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:          If an Agent or Trustee fails to enter an SDFS
-----------------           deliver order with respect to a Book-Entry Note
                            pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant
                            Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note
                            "canceled", make appropriate entries in its records and send such canceled Global Note to the Issuer.
                            The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global
                            Note and shall bear the CUSIP number of the surrendered Global Note.

                            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal system reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
-------------
Rate Changes:               The Issuer and each Agent will discuss from time to
------------                time the price of, and the rates to be borne by, the
                            Notes that may be sold as a result of the solicitation of offers by any Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing
                            Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. The Issuer shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Presenting Agent and the Trustee at the following applicable address: if to PaineWebber Incorporated, attention: David R. Jarvis, 1285 Avenue of the Americas, 19th Floor, New York, NY 10019, Telecopy Number (212) 713-7948, if to BT Alex. Brown Incorporated, to Debt Capital Markets, attention: Kenneth Brause, 130 Liberty Street, 37th Floor, New York, NY 10006, Telecopy Number (212) 669-5492, if to First Chicago Capital Markets, Inc., to: Real Estate Capital Markets, attention: Leo E. Subler, One First National Plaza, Chicago IL 60670, Telecopy Number
          (312) 732-1117, if to NationsBanc Montgomery Securities LLC, attention: Rick Baer, 231 South LaSalle Street, 12th Floor, Chicago, IL 60697, Telecopy Number (312) 732-7954 and if to Salomon Smith Barney Inc., to: Debt Capital Markets, attention: Peter O. Aherne, 7 World Trade Center, 42nd Floor, New York, NY 10048 for record keeping purposes, one copy of such Pricing Supplement shall also be mailed to Rogers & Wells LLP, 200 Park Avenue, 52nd Floor, New York, NY, attention: Jay L. Bernstein, Telecopy Number (212) 878-8375, and if to the Trustee, to: U.S. Bank Trust National Association, attention:
          Harry Hall, 111 East Wacker Drive, Suite 3000, Chicago, IL 60601, Telecopy Number (312) 228-9404 and the Designated Agent, if any. In each instance that a Pricing Supplement is prepared, the Presenting Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. No settlements with respect to Notes upon such terms may occur prior to such transmitting and such Agent will not, prior to such transmitting, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below. Outdated Stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation;
--------------------------
Amendment or Supplement:    As provided in the Agency Agreement, the Issuer may
-----------------------     suspend solicitation of purchase at any time, and,
                            upon receipt of notice from the Issuer, the Agents will as promptly as practicable, but in no event later than one Business Day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                            If the Agents receive the notice from the Issuer contemplated by Section 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the Agents will make reasonable efforts to assist the Issuer to fulfill such obligations, but the Agents will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Delivery of Prospectus:     A copy of the Prospectus, as most recently amended
----------------------      or supplemented on the date of delivery thereof
                            (except as provided below), must be delivered to a purchaser prior to or together with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser at the following address: if to PaineWebber Incorporated, attention: David R.
                            Jarvis, 1285 Avenue of the Americas, 19th Floor, New
                            York, NY 10019, Telecopy Number (212) 713-7948, if to BT Alex. Brown Incorporated, to Debt Capital
                            Markets, attention: Kenneth Brause, 130 Liberty
                            Street, 37th Floor, New York, NY

          10006, Telecopy Number (212) 669-5492, if to First
          Chicago Capital Markets, Inc., to: Real Estate Capital Markets, attention: Leo E. Subler, One First National Plaza, Chicago IL 60670, Telecopy Number (312) 732-1117, if to NationsBanc Montgomery Securities LLC, attention: Rick Baer, 231 South LaSalle Street, 12th Floor, Chicago, IL 60697, Telecopy Number (312) 732-7954 and if to Salomon Smith Barney Inc., to: Debt Capital Markets, attention: Peter
          O. Aherne, 7 World Trade Center, 42nd Floor, New York, NY 10048 for record keeping purposes, one copy of such Pricing Supplement shall also be mailed to Rogers & Wells LLP, 200 Park Avenue, 52nd Floor, New York, NY, attention: Jay L. Bernstein, Telecopy Number (212) 878-8375, and if to the Trustee, to: U.S. Bank Trust National Association, attention: Harry Hall, 111 East Wacker Drive, Suite 3000, Chicago, IL 60601, Telecopy Number (312) 228-9404 and the Designated Agent, if any. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

PART III. ADMINISTRATIVE PROCEDURES FOR MASTER NOTE METHOD OF BOOK-ENTRY NOTES

     The following explains the administrative procedures for the Master Note method of the DTC book-entry system. Any reference to "Book-Entry Notes" in this Part III refers to the Master Note method (for a discussion of the Global Note method of the book-entry system, see Part II above). (Certain generally applicable administrative procedures are set forth in Part I above. See "Issue/Authentication Date", "Price to Public", "Minimum Purchase", "Authenticity of Signatures", "Advertising Cost", and "Business Day"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes denominated and payable in U.S. dollars may be issued in book-entry form. Single and Multi-Indexed Notes may also be issued in book-entry form.

Issuance:                   On or before any date of settlement (as defined
--------                    under "Settlement" below) for one or more Book-Entry
                            Notes represented by one or more Master Notes, the Issuer will deliver one or more Pricing Supplements
                            (with a Prospectus and a Prospectus Supplement attached thereto unless previously delivered to the Trustee) to the Trustee identifying each issue of Book-Entry Notes that have the same Stated Maturity, redemption provisions, if any, Interest Payment
                            Dates, Original Issue Date, original issue discount provisions, if any, and, in the case of Fixed Rate
                            Notes, interest rate, or, in case of Floating Rate
                            Notes, interest rate formula, initial interest rate, Index Maturity, Interest Reset Period, Interest
                            Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any) and, in the case of Fixed Rate Notes or Floating Rate Notes that are also Currency
                            Indexed Notes, Specified Currency, Indexed Currency,
                            Face Amount and Base Exchange Rate and the Base
                            Interest Rate, if any, or that are also Other
                            Indexed Notes, the same terms (all of the foregoing are collectively referred to as the "Terms"). Each
                            Pricing Supplement shall be accompanied by a letter from the Issuer (i) advising the Trustee that as of the date of such letter, the Issuer has issued Notes pursuant to the Indenture having the Terms specified in such Pricing Supplement, (ii) confirming that such Notes are debt obligations of the Issuer referred to and evidenced by the Master Note registered in the name of Cede & Co., as nominee for DTC and (iii) requesting the Trustee to make an appropriate entry identifying such debt obligations on the records of the Issuer maintained by the Trustee. Each Book-Entry Note will be deemed to have been dated and issued as of the settlement date, which date shall be the Original Issue Date.
                            No Master Note will represent any Certificated Note.

Identification Numbers:     The Issuer has arranged with the CUSIP Service
----------------------      Bureau of Standard & Poor's Ratings Services (the
                            "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, consisting of approximately
                            900 CUSIP numbers relating to Book-Entry Notes. The
                            Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved
                            CUSIP numbers. The Trustee will assign CUSIP numbers to each issue of Book-Entry Notes identified by a Pricing Supplement as described below under Settlement Procedure "B". DTC will notify the CUSIP
                            Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to each issue of Book-
                            Entry Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to issue of Book-Entry
                            Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to issues of Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:               The Master Note representing the Book-Entry Notes
------------                will be issued only in fully registered form without
                            coupons. The Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture.
                            The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more direct participants in DTC (with respect to such Book-Entry
                            Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                  Transfers of a Book-Entry Note will be accomplished
---------                   by book entries made by DTC and, in turn, by
                            Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                  The Trustee may deliver to DTC and the CUSIP Service
---------                   Bureau at any time a written notice of consolidation
                            specifying (i) the CUSIP numbers set forth on two or more Pricing Supplements that identify issues of Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such issues of Book-Entry Notes, and (iii) a new CUSIP number to be assigned to such issues of Book-Entry
                            Notes having the same terms. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                            Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new
                            CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the relevant issues of Book-Entry Notes will no longer be valid. On the specified exchange date, the CUSIP numbers of the relevant issues of Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Maturities:                 Each Issue of Book-Entry Notes will mature on a
----------                  Business Day nine months or more from the settlement
                            date for such issue of Book-Entry Notes.

Notice of Repayment:        With respect to each Book-Entry Note that is
-------------------         repayable at the option of the Holder the Trustee
                            will furnish DTC on the settlement date pertaining
                            to such Book-Entry Note a notice setting forth the
                            terms of such repayment option. Such terms shall
                            include the start date and end dates of the first
                            exercise period, the purchase date following such
                            exercise period, the frequency that such exercise
                            periods occur (i.e., quarterly, semiannually,
                                           ---
                            annually, etc.) and if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least seven calendar days after the last day of the exercise period.

Redemption and Repayment:   The Trustee will comply with the terms of the Letter
------------------------    with regard to redemptions and repayments of the
                            Notes. If an issue of Book-Entry Notes is to be redeemed or repaid in part, the Trustee will make appropriate entries in its records to reflect the remaining portion of such issue of Book Entry Notes, which portion shall bear the same CUSIP number as prior to the redemption or repayment, as the case may be.

Denominations:              Book-Entry Notes will be issued in principal amounts
-------------               of $1,000 or any amount in excess thereof that is an
                            integral multiple of $1,000.

Interest:                   General. Interest on each Book-Entry Note will begin
--------                    -------
                            to accrue from the Original Issue Date of an issue of Book-Entry Notes or from the most recent date to which interest has been paid, as the case may be, and will be calculated and paid in the manner described in the Prospectus Supplement (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Standard & Poor's
                            Ratings Services will use the information received in the pending deposit message described under the Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related issue of Book-
                            Entry Notes in the appropriate weekly bond report published by Standard & Poor's Ratings Services.

Notice of Interest Payment
--------------------------
and Regular Record Dates:   On the first Business Day of January, April, July
------------------------    and October of each year, the Trustee will deliver
                            to the Issuer and DTC a written list of Regular
                            Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business
                            Day. Promptly after each Interest Determination Date or Calculation Date, as applicable (as set forth in the Prospectus Supplement, as supplemented by the applicable Pricing Supplement and pursuant to the applicable Note) for Floating Rate Notes, the
                            Issuer, upon receiving notice thereof, will notify
                            Standard & Poor's Ratings Services of the interest rate determined on such Interest Determination Date or Calculation Date, as applicable.

Calculation of Interest:    Interest on Fixed Rate Book-Entry Notes (including
-----------------------     interest for partial periods) and interest rates on
                            Floating Rate Book-Entry Notes will be determined as set forth in the Prospectus

                            Supplement, as supplemented by the applicable Pricing Supplement, and pursuant to the applicable form of Notes. With respect to Floating Rate Book-Entry Notes, the Calculation Agent shall determine the interest for each Interest Reset Date and communicate such interest rate to the Issuer and the Issuer will promptly notify the Trustee and the Paying Agent of each such determination.

Payments of Principal and
-------------------------
Payment of Interest
-------------------
Only Interest:              Promptly after each Regular Record Date, the Trustee
-------------               will deliver to the Issuer and DTC a written notice
                            specifying by CUSIP number the amount of interest to be paid on each issue of Book-entry Notes on the following Interest Payment Date (other than an
                            Interest Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each issue of Book-Entry Notes on such Interest Payment Date. DTC will confirm the amount payable on each issue of Book-Entry Notes on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Ratings Services. The
                            Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest
                            Payment Date (other than the maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                            Payments at Maturity. On or about the first Business
                            --------------------
                            Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each issue of Book-Entry Notes represented by a single CUSIP number maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such issue of Book-Entry Notes on or about the fifth Business Day preceding the maturity of such issue of Book-Entry Notes. The Issuer will pay to the Trustee, as paying agent, the principal amount of each issue of Book-Entry Notes identified by a single CUSIP number, together with interest due at such maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at the maturity of each issue of Book-Entry Notes, the Trustee will reduce the principal amount of the Master Note representing the issue of Book-Entry Notes and so advise the Issuer.

                            Manner of Payment.  The total amount of any
                            -----------------
                            principal and interest due on each issue of Book-Entry Notes identified by a single CUSIP number on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time), or as soon as practicable thereafter on such date. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on each issue of Book-Entry Notes on any Maturity Date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry represented by the Master Note are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                            Withholding Taxes.  The amount of any taxes required
                            -----------------
                            under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance of Offers:       Each Agent will promptly advise the Issuer of each
--------------------        reasonable offer to purchase Notes received by it,
                            other than those rejected by the Agent. Such Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify such Agent.

Settlement:                 The receipt by the Issuer of immediately available
----------                  funds in payment for a Book-Entry Note and receipt
                            by the Trustee of a property completed by the Trustee of a properly completed Pricing Supplement shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Issuer will be settled on the third Business Day from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement Procedures:      Settlement Procedures with regard to each Book-Entry
---------------------       Note sold by the Issuer through an Agent as agent,
                            shall be as follows:

                            For each offer accepted by the Issuer, the Presenting Agent shall communicate to the Issuer,
                            Attention: Thomas P. D'Arcy, CEO or Irving E. Lingo, Jr., CFO (Fax No.: (847) 480-1839) who will provide a copy to the Trustee, Attention: Harry Hall (Fax
                            No.: (831) 228-9459), and the Designated Agent, if any, by facsimile transmission or other acceptable means, the information set forth below:

                            Principal amount.

                            Maturity Date of Notes.

                            In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                            Interest Payment Period and Interest Payment Dates.

                            Redemption provisions, if any.

                            Repayment provisions, if any.

                            Settlement date (Original Issue Date).

                            Price to public of the Note (expressed as a percentage).

          Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

          Original issue discount provisions if any.

          In the case of Currency Indexed Notes, the above-listed information, as applicable, and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

          In the case of Dual Currency Notes, the above-listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Optional Election Dates.

          Net proceeds to the Issuer.

          The Trustee will confirm the information set forth in Settlement Procedure "A" above by telephone with such Agent and the Issuer.

          The Trustee will assign a CUSIP number to the issue of Book-Entry Notes and will telephone the Issuer and notify the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Ratings Services) and the Presenting Agent:

          The applicable information set forth in Settlement Procedure "A".

          Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

          Initial Interest Payment Date for each issue of Book-Entry Notes of days by which such date succeeds the related DTC Record Date (which, in the case of Floating Rate Notes which reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Notes shall be the Regular Record Date as defined in the Prospectus Supplement), the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes at Maturity, and amount of interest payable per $1,000 principal amount of Notes in the case of Fixed Rate Notes.

          CUSIP number of the such issue of Book-Entry Notes.

          Whether such CUSIP number will identify any other issue of Book-Entry Notes (to the extent known at such time).

          To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Pricing Supplement in a form that has been approved by the Issuer and the Agents and a letter advising of the relevant Issuance.

          DTC will credit such Book-Entry Notes to the Trustee's participant account at DTC.

          The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Notes to the Trustee's participant account and credit such Book-Entry Notes to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Notes less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) such Book-Entry Notes have been executed, delivered and authenticated and (ii) the Trustee is holding the Master Note representing such Book-Entry Notes pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

          An Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

          Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

          The Trustee, upon confirming receipt of such funds in accordance with Settlement Procedure "F", will wire transfer to the account of the Issuer maintained at BankBoston, N.A. (ABA # 011000390 Account No. 526-76237) in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                            An Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures
---------------------
Timetable:                  For orders of Book-Entry Notes solicited by an
---------                   Agent, as agent, and accepted by the Issuer for
                            settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York
                            City time) set forth below:

                            SETTLEMENT
                             PROCEDURE             TIME

                                A           11:00 a.m. on the sale date
                                B           12:00 noon on the sale date
                                C           2:00 p.m. on the sale date
                                D           3:00 p.m. on the day before
                                              settlement
                                E           9:00 a.m. on settlement date
                                F-G         2:00 p.m. on settlement date
                                H           4:45 p.m. on settlement date
                                I-J         5:00 p.m. on settlement date

                            If a sale is to be settled two Business Days after the sale date, Settlement Procedure "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                            If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day before the settlement date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement

                            Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                            If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice from the Issuer, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:          If an Agent or Trustee fails to enter an SDFS
-----------------           deliver order with respect to a Book-Entry Note
                            pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant
                            Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of Book-Entry Notes represented by the Master
                            Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes identified by a single CUSIP number, the Trustee will advise the Issuer and will make appropriate entries in its records. The CUSIP number assigned to such issue of Book-Entry Notes shall, in accordance with CUSIP
                            Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the issue of Book-Entry Notes identified by a single CUSIP number, the Trustee will advise the Issuer and will make appropriate entries in its records.

                            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal system reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure by the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

Periodic Statements
-------------------
from the Trustee:           Periodically, the Trustee will send to the Issuer a
----------------            statement setting forth the principal amount of
                            Book-Entry Notes outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Issuer has advised the Trustee but which have not yet been settled.

Procedure for
-------------
Rate Changes:               The Issuer and each Agent will discuss from time to
------------                time the price of, and the rates to be borne by, the
                            Notes that may be sold as a result of the solicitation of offers by any Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing
                            Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting
                            Agent. No settlements with respect to Notes upon such terms may occur prior to such transmitting and such Agent will not, prior to such transmitting, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting, sales and mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                            Outdated Stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation;
---------------------------
Amendment or Supplement:    As provided in the Agency Agreement, the Issuer may
-----------------------     suspend solicitation of purchase at any time, and,
                            upon receipt of notice from the Issuer, the Agents will as promptly as practicable, but in no event later than one Business Day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                            If the Agents receive the notice from the Issuer contemplated by Section 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the Agents will make reasonable efforts to assist the Issuer to fulfill such obligations, but the Agents will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Delivery of Prospectus:     A copy of the Prospectus, as most recently amended
----------------------      or supplemented on the date of delivery thereof
                            (except as provided below), must be delivered to a purchaser prior to or together with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser at the following address: if to PaineWebber Incorporated, attention: David R.
                            Jarvis, 1285 Avenue of the Americas, 19th Floor, New
                            York, NY 10019, Telecopy Number (212) 713-7948, if to BT Alex. Brown Incorporated, to Debt Capital
                            Markets, attention: Kenneth Brause, 130 Liberty
                            Street, 37th Floor, New York, NY

                            10006, Telecopy Number (212) 669-5492, if to First Chicago Capital Markets, Inc., to: Real Estate Capital Markets, attention: Leo E.Subler, One First National Plaza, Chicago IL 60670, Telecopy Number
                            (312) 732-1117, if to NationsBanc Montgomery
                            Securities LLC, attention: Rick Baer, 231 South LaSalle Street, 12th Floor, Chicago, IL 60697, Telecopy Number (312) 732-7954 and if to Salomon Smith Barney Inc., to Debt Capital Markets, attention: Peter O. Aherne, 7 World Trade Center, 42nd Floor, New York, N.Y. 10048 for record keeping purposes, one copy of such Pricing Supplement shall also be mailed to Rogers & Wells LLP, 200 Park Avenue, 52nd Floor, New York, NY, attention: Jay L. Bernstein, Telecopy Number (212) 878-8375, and if to the Trustee, to: U.S. Bank Trust National Association, attention: Harry Hall, 111 East Wacker Drive, Suite 3000, Chicago, IL 60601, Telecopy Number (312) 228-9404 and the Designated Agent, if any. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

                                   SCHEDULE I
                                   ----------


     As compensation for the services of an Agent hereunder, the Operating Partnership shall pay such Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                          PERCENT OF
MATURITY RANGES                        PRINCIPAL AMOUNT
---------------                        -----------------
From 9 months to less than 1 year ...............  .125%
From 1 year to less than 18 months ..............  .150
From 18 months to less than 2 years .............  .200
From 2 years to less than 3 years ...............  .250
From 3 years to less than 4 years ...............  .350
From 4 years to less than 5 years ...............  .450
From 5 years to less than 6 years ...............  .500
From 6 years to less than 7 years ...............  .550
From 7 years to less than 10 years ..............  .600
From 10 years to less than 15 years .............  .625
From 15 years to less than 20 years .............  .700
From 20 years to 30 years .......................  .750
Greater than 30 years ...........................    *

------------------
* As agreed to by the Operating Partnership and such Agent at the time of sale.

                                  SCHEDULE II
                                  -----------

                          LIST OF SUBSIDIARIES OF THE
                              TRANSACTION ENTITIES


Bradley Financing Corp.
Bradley Financing Partnership
Bradley Management Corp.
Bradley Management Limited Partnership
Williamson Square Associates Limited Partnership
Bradley Midwest Management, Inc.
Bradley Real Estate Management, Inc.
Bradley Spring Mall, Inc.
Bradley Spring Mall Limited Partnership
Bradley Management LLC
Bradley Bethal Limited Partnership